Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement (Form S-8) of Seagate Technology pertaining to the Seagate Technology Amended and Restated 2001 Share Option Plan of our report dated July 15, 2002, with respect to the consolidated financial statements of Seagate Technology (formerly Seagate Technology Holdings) included in its Registration Statement (Form S-1 No. 333-100513), as amended, filed with the Securities and Exchange Commission.

San Jose, California
December 10, 2002